Exhibit 10. 51
Exhibit 10. 51 Equity Transfer Agreement, between Shandong Ruixing Chemical Co., Ltd and Mr. Xuchun Wang dated December 20, 2008
Party A (Assignor): Shandong Ruixing Chemical Co., Ltd.
Party B (Assignee): Mr. Xuchun Wang
In accordance with the relevant provisions of laws, regulations of People’s Republic of China, Party A hereby agrees to transfer all the equity it held in Shandong Xiangrui to Party B after friendly consultation.
Article 1:
Party A agrees to transfer all the equity it held in Shandong Xiangrui to Party B according to the prescriptions of this agreement.
Article 2:
Party B agrees to purchase the equity held by Party A in Shandong Xiangrui.
Article 3:
Both parties agree that the transfer price is RMB 17,200,000.
Article 4:
Party B shall pay the transfer price in cash within 15 days after the agreement takes effect.
Article 5:
Party B shall remit the transfer price to the account appointed by Party A.
Article 6:
After this equity transfer, Party A’s rights and obligations in Shandong Xiangrui shall be assumed by Party B. Party B shall abide and enforce the article of association of Shandong Xiangrui, and enjoy the according rights and assume obligations.
Article 7:
The agreement shall take effect after both parties executed.
Article 8:
This contract shall be signed in three copies, which have the same force, both parties hold one respectively.
Party A: Shandong Ruixing Chemical Co., Ltd. (sealed)
Agent (signature):
Date: December 20, 2008
Party B: Mr. Xuchun Wang
Agent (signature):
Date: December 20, 2008